UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BAILLIE GIFFORD FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Dear [XXX],

I am reaching out to ask you to please vote your proxy in our proposal to change the Baillie Gifford Emerging Markets Equities Fund from ‘diversified’ status to ‘non-diversified’. The filing is available here: sec.gov/Archives/edgar/data/1120543/000110465926105868/tm2623795d2_def14a.htm

As a reminder, we are proposing this change because the Fund is currently managed in accordance with the SEC diversification requirements. These limit the Fund from investing more than 25% of its assets, in aggregate, in individual holdings that each represent more than 5% of the portfolio. As the MSCI Emerging Markets benchmark now no longer passes the diversification test (i.e. as at August 31, 2026, the top 3 index holdings had an aggregate index weight over 25%, and in each case their individual index weight was over 5%), the restrictions are becoming increasingly impactful on how we are able manage the Fund relative to its respective benchmark. This change would allow us to better actively manage positions held by the Fund that have large weightings in its benchmark index.

All shareholders on record on 4th September 2026 received their proxy materials from Broadridge to vote their shares before or at the Shareholder meeting on 4th November 2026. Your voting documentation is also included in this email.

If you have any questions about the proposal, please feel free to get in touch with me.

Best wishes,

[XXX]